Exhibit 99.1

PRESS RELEASE

For Immediate Release

Contact: Kevin Shook – Treasurer and Chief Financial Officer

               (717) 735-1660

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES FIRST QUARTER 2007 RESULTS

LANCASTER, PA, May 10, 2007—On June 16, 2006, Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) completed a common stock offering and Eastern Life and Health Insurance Company (“ELH”) (formerly, Educators Mutual Life Insurance Company) completed its conversion from the mutual to stock form of organization and became a wholly-owned subsidiary of EIHI. In the common stock offering, EIHI sold 7,475,000 shares of its common stock at a price of $10.00 per share, raising gross proceeds of $74.8 million. Immediately after the common stock offering and conversion, EIHI purchased all of the outstanding shares of Eastern Holding Company Ltd. and subsidiaries (collectively, “EHC”) for a purchase price of $78.9 million, which consisted of EIHI issuing 3,876,048 of its $10.00 per share common stock and paying cash of $40.2 million to EHC’s shareholders.

EIHI today reported earnings for the three months ended March 31, 2007 and pro forma earnings for the three months ended March 31, 2006. The pro forma earnings for the three months ended March 31, 2006 reflect the financial results of EIHI, ELH, and EHC, as if the conversion, stock offering and acquisition of EHC had taken place as of January 1, 2006.

EIHI reported net income of $3.2 million, or $0.29 per diluted share, for the first quarter of 2007, compared to pro forma net income of $1.6 million, or $0.15 per diluted share, for the same period in 2006. Highlights for the first quarter include:

•	Consolidated revenue for the first quarter of 2007 was $33.0 million, compared to pro forma consolidated revenue of $29.5 million for the same period in 2006;

•	Net premiums earned increased to $29.1 million in the first quarter of 2007 from pro forma net premiums earned of $25.8 million during the same period in 2006;

•

Favorable loss reserve development on prior accident years of $1.0 million ($681,000 after-tax) was recorded in the workers’ compensation insurance segment for the three months ended March 31, 2007 compared to pro forma favorable loss reserve development of $600,000 ($396,000 after-tax) for the same period in 2006;

•

After-tax intangible asset amortization expense of $435,000 was recorded for the three months ended March 31, 2007, compared to pro forma after-tax intangible asset amortization expense of $501,000 for the first quarter of 2006;

•

For the three months ended March 31, 2007, net income was negatively impacted by after-tax purchase accounting adjustments of $368,000 compared to pro forma after-tax purchase accounting adjustments of $1.2 million for the same period in 2006; and

•

On January 3, 2007, EIHI granted 616,688 stock options and 246,675 restricted stock awards to employees and non-employee directors. The related compensation expense, net of income taxes, recognized by EIHI for the three months ended March 31, 2007 was $214,000. The grants of the stock options and restricted stock awards decreased diluted book value per share by $0.35.

Weighted average fully diluted shares considered outstanding for the three months ended March 31, 2007 and pro forma weighted average fully diluted shares considered outstanding for the three months ended March 31, 2006 consisted of the following:

	2007	Pro Forma 2006
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	49,765	18,688
Weighted average restricted stock shares	11,049	—
Weighted average treasury shares purchased	(12,269)	—
Stock warrants	306,099	306,099

Total	10,958,192	10,928,335

“The first quarter was a strong start to 2007 for all of our operating segments,” said Bruce Eckert, Chief Executive Officer. “Our consolidated combined ratio was 93.7 percent for the three months ended March 31, 2007, including a combined ratio of 79.9 percent in the workers’ compensation insurance segment. Favorable loss reserve development in the workers’ compensation segment decreased the consolidated combined ratio by 3.6 points. Direct written premium, before purchase accounting adjustments, for the three months ended March 31, 2007 in our workers’ compensation insurance segment increased by 10.1 percent compared to the same period in the prior year. We are very pleased with this growth rate and the fact that our renewal rate decreases were only 2.6 percent in this competitive insurance marketplace. We will continue to focus on individual account underwriting and adhering to our underwriting principles to profitably grow our books of business in 2007. We are actively pursuing opportunities to allocate our excess capital through strategic acquisitions and organic geographic expansion. We have initiated a state licensing project in our workers’ compensation insurance segment with an emphasis on select underwriting territories in the southeastern United States.”

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $2.6 million for the first quarter of 2007, compared to pro forma net income of $812,000 for the same period last year. Highlights for the first quarter include:

•

After-tax purchase accounting charges were $362,000 for the three months ended March 31, 2007 compared to pro forma after-tax purchase accounting charges of $1.3 million for the same period in the prior year;

•

After-tax favorable loss reserve development on prior accident years was $681,000 for the three months ended March 31, 2007 compared to pro forma after-tax favorable loss reserve development of $396,000 for the same period in 2006;

•

Net premiums earned, before purchase accounting adjustments, increased to $13.0 million for the first quarter of 2007, compared with pro forma net premiums earned, before purchase accounting adjustments, of $11.5 million for the first quarter of 2006, an increase of 13.0 percent;

•

The combined ratio was 79.9 percent for the first quarter of 2007, compared to a pro forma combined ratio of 100.5 percent for the same period last year. The combined ratio, before purchase accounting adjustments, was 77.1 percent for the three months ended March 31, 2007 compared to the pro forma combined ratio, before purchase accounting adjustments, of 82.8 percent for the same period in 2006. The increase in favorable loss reserve development on prior accident years from $600,000 in 2006 to $1.0 million in 2007 represents 1.8 percentage points of the decrease in the combined ratio, before purchase accounting adjustments, from 2006 to 2007;

•	The expense ratio was 22.2 percent for the three months ended March 31, 2007 compared to a pro forma expense ratio of 20.6 percent for the same period in 2006; and

•

Net investment income increased to $1.2 million for the first quarter of 2007, compared to pro forma net investment income of $910,000 for the same period of 2006, primarily due to an increase in the invested asset base.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment added one new program during the first quarter of 2007, bringing the total number of programs to twelve. Of the twelve programs, two are in run-off as of March 31, 2007.

Group Benefits

EIHI’s group benefits segment reported net income of $1.0 million for the three months ended March 31, 2007 compared to pro forma net income of $1.2 million for the three months ended March 31, 2006. Highlights for the first quarter include:

•	Net premiums earned were $8.6 million for the first quarter of 2007, compared with pro forma net premiums earned of $8.7 million for the first quarter of 2006;

•

The combined ratio was 95.8 percent for the first quarter of 2007, compared to a pro forma combined ratio of 100.8 percent for the same period last year. The decrease in the combined ratio for the first quarter of 2007 primarily reflects a slightly improved loss and LAE ratio and a decrease in the expense ratio. The loss and LAE ratio was 64.5 percent for the three months ended March 31, 2007 compared to a pro forma loss and LAE ratio of 65.6 percent for the same period in 2006;

•

The expense ratio was 31.3 percent for the three months ended March 31, 2007 compared to a pro forma expense ratio of 35.2 percent for the same period in 2006. The decrease in the expense ratio is due primarily to beneficial expense reduction initiatives as a result of the integration process;

•	Net investment income was $848,000 for the first quarter of 2007 compared to pro forma net investment income of $999,000 for the first quarter of 2006; and

•	Net realized gains were $302,000 for the first quarter of 2007 compared to pro forma net realized gains of $864,000 for the first quarter of 2006.

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported net income of $331,000 for the first quarter of 2007, compared to pro forma net income of $401,000 for the same period last year. Highlights for the first quarter include:

•

After-tax purchase accounting charges were $162,000 for the three months ended March 31, 2007 compared to pro forma after-tax purchase accounting charges of $379,000 for the same period in the prior year;

•	Reinsurance premiums earned were $3.1 million for the first quarter of 2007 compared to pro forma reinsurance premiums earned of $3.2 million for the same period in 2006; and

•

The combined ratio was 103.2 percent for the first quarter of 2007, compared to a pro forma combined ratio of 100.9 percent for the same period last year. The combined ratio, before purchase accounting adjustments, was 96.0 percent for the three months ended March 31, 2007 compared to the pro forma combined ratio, before purchase accounting adjustments, of 88.2 percent for the same period in 2006.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $816,000 for the three months ended March 31, 2007, compared to a pro forma net loss of $690,000 for the same period last year.

Financial Condition

Total assets were $390.3 million as of March 31, 2007. Shareholders’ equity was $176.5 million as of March 31, 2007. During the quarter, the Company repurchased 66,413 common shares at a total cost of $961,000, representing a weighted average price of $14.47 per share. As of March 31, 2007, EIHI’s book value per share and fully diluted book value per share were $15.31 and $14.92, respectively. Outstanding shares used to calculate book value per share and fully diluted book value per share were 11,531,310 and 12,454,097, respectively. The basic book value per share calculation includes the impact of restricted stock awards of 246,675 shares. The fully diluted book value per share calculation includes the impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share and stock options to purchase 616,688 common shares, which have an exercise price of $14.35.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Standard Time on Friday, May 11, 2007 to review the Company’s 2007 first quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call
877-407-0782 (Domestic)
201-689-8567 (International)

A replay of the conference call will be available through May 25, 2007, at 877-660-6853 (domestic) and 201-612-7415 (international). The account number for playback is 286 and the conference number is 238296. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the consolidated balance sheets as of March 31, 2007 and December 31, 2006 and unaudited results of operations for the three months ended March 31, 2007 and unaudited pro forma results of operations for the three months ended March 31, 2006.

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited) March 31 2007	December 31 2006
ASSETS

Investments:
Fixed income securities, at estimated fair value (amortized cost, $201,767; $201,226)	$204,570	$204,444
Convertible bonds, at estimated fair value (amortized cost, $12,441; $–)	13,850	—
Equity securities, at estimated fair value (cost, $16,086; $17,027)	16,705	18,219
Equity call options, at estimated fair value (cost, $–; $2,230)	—	3,318
Other long-term investments	10,271	11,604

Total investments	245,396	237,585
Cash and cash equivalents	49,195	50,703
Accrued investment income	2,376	2,236
Premiums receivable (net of allowance, $559; $558)	34,906	23,225
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	27,995	27,525
Deferred acquisition costs	7,308	4,501
Deferred income taxes, net	3,643	2,696
Intangible assets	7,675	8,110
Goodwill	5,140	5,140
Other assets	6,630	6,485

Total assets	$390,264	$368,206

LIABILITIES

Reserves for unpaid losses and loss adjustment expenses	$127,306	$126,467
Unearned premium reserves	50,289	34,600
Advance premium	1,333	1,755
Accounts payable and accrued expenses	6,908	7,187

Ceded reinsurance balances payable	7,303	5,623
Benefit plan liabilities	312	324
Dividends payable	9,516	8,560
Federal income taxes payable	2,734	1,902
Junior subordinated debentures	8,044	8,044

Total liabilities	213,745	$194,462

Commitments and contingencies (Note 11)

SHAREHOLDERS’ EQUITY

Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued and outstanding –11,531,310 and 11,351,048, respectively	—	—
Unearned ESOP compensation	(6,917)	(7,101)
Additional paid in capital	108,890	108,502
Treasury stock, at cost (66,413 shares)	(961)	—
Retained earnings	73,039	69,483
Accumulated other comprehensive income, net	2,468	2,860

Total shareholders’ equity	176,519	173,744

Total liabilities and shareholders’ equity	$390,264	$368,206

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(In thousands, except share and per share data)

	(Unaudited) Three Months Ended March 31, 2007	(Unaudited) Pro Forma Three Months Ended March 31, 2006
Revenue:
Net premiums earned	$29,129	$25,817
Net investment income	2,980	2,464
Net realized investment gains	724	1,068
Other revenue	182	133

Total revenue	33,015	29,482

Expenses:
Losses and loss adjustment expenses incurred	17,940	18,549
Acquisition and other underwriting expenses	3,349	1,407
Other expenses	5,456	5,651
Amortization of intangible assets	435	501
Policyholder dividends	101	85
Segregated portfolio dividend expense	722	574

Total expenses	28,003	26,767

Income before income taxes	5,012	2,715
Income tax expense	1,861	1,091

Net income	$3,151	$1,624

Earnings per share (EPS):
Basic shares outstanding	10,641,044	10,622,236
Basis EPS	$0.30	$0.15

Diluted shares outstanding	10,958,192	10,928,335
Diluted EPS	$0.29	$0.15

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form 10-K, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.